Exhibit 99.1

Press Release

Annie’s Appoints Isobel Jones as General Counsel and Secretary

BERKELEY, Calif.—(BUSINESS WIRE)—April 1, 2013—Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced the appointment of Isobel Jones to the position of General Counsel and Secretary, effective April 1, 2013. Ms. Jones will serve as in-house legal counsel, managing legal and compliance matters and serving as a key member of Annie’s management team.

Ms. Jones will be based in the Company’s Berkeley headquarters and report directly to John Foraker, CEO of Annie’s.

“With extensive experience in compliance, governance and employment issues, as well as specific knowledge of the food industry, Isobel will be an ideal member of our executive team and we are excited to welcome her to Annie’s. The addition of Isobel to our senior management furthers our continued effort to position the Company to thrive as we continue to grow and expand.” said Mr. Foraker.

Prior to joining the Annie’s, Ms. Jones most recently served as Vice President, General Counsel and Corporate Secretary of Peet’s Coffee & Tea, Inc., where she provided legal advice, guidance and support on corporate governance, securities compliance, employment and labor matters, litigation, contracts, intellectual property, investor relations, and other matters. From June 2003 to January 2012, Ms. Jones was Associate General Counsel at Del Monte Foods, where she was responsible for SEC reporting and compliance, corporate governance matters, mergers and acquisitions, support of the treasury and investor relations functions and other general corporate matters. Ms. Jones also spent ten years as an associate at a national law firm. Ms. Jones earned her J.D. from Harvard Law School. She also holds an A.B. in East Asian Studies and Economics from Harvard University.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding our continuing growth and expansion, are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012, and those disclosed in our Form 10-Qs filed since that date. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Source: Annie’s, Inc.

for Annie’s, Inc.

Donald C. Cutler, 415-852-3903

Donald-CCutler@kekst.com